Exhibit 99.4

Consent of Director Nominee of Phoenix Motor Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Phoenix Motor Inc., a Delaware corporation, and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Sam Van
Name: Sam Van
Date: November 26, 2021